EXHIBIT 99

EMC INSURANCE GROUP INC.

REPORTS RECORD 2005 RESULTS

Fourth Quarter 2005

Net Income Per Share -- $1.40

Net Operating Income Per Share -- $1.34

GAAP Combined Ratio – 84.7 percent

Twelve Month Period Ending December 31, 2005

Net Income Per Share -- $3.16

Net Operating Income Per Share -- $2.98

GAAP Combined Ratio – 95.7 percent

DES MOINES, Iowa (February 23, 2006) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported record fourth quarter operating income of $1.34 per share for the quarter ended December 31, 2005, compared to an operating loss of $0.02 per share for the fourth quarter of 20041. Operating income for the year ended December 31, 2005 was a record $2.98 per share, compared to $0.87 per share for the same period in 2004.

Net income, including realized investment gains/losses, was $19,017,000 ($1.40 per share) for the fourth quarter of 2005 compared to a net loss of $489,000 ($0.04 per share) for the fourth quarter of 2004. Net income for the year ended December 31, 2005 was $43,009,000 ($3.16 per share) compared to $13,185,000 ($1.10 per share) for the same period in 2004.

“2005 was an outstanding year for EMC Insurance Group Inc.,” stated President and CEO Bruce G. Kelley. “Our underlying book of business performed very well and we were able to mitigate our hurricane losses through a properly structured reinsurance program. We credit our success to strategic planning and strong relationships with our agency partners.”

Premiums earned increased 18.0 percent to $106,714,000 for the three months ended December 31, 2005 from $90,448,000 for the same period in 2004. For the year ended December 31, 2005, premiums earned increased 20.3 percent to $415,625,000 from $345,478,000 for the same period in 2004. These increases are primarily attributed to the 6.5 percentage point increase in the Company’s aggregate participation interest in the EMC Insurance Companies pooling arrangement that became effective January 1, 2005. As a result of this increase, the Company’s aggregate participation in the pooling arrangement increased from 23.5 percent to 30.0 percent. The increase in premiums earned also reflects the impact of rate increases implemented in the property and casualty insurance business during 2004. On an overall basis, rate competition increased moderately in the property and casualty insurance marketplace during 2005; however, there were indications of more intense rate competition in select territories and lines of business. Market conditions are expected to remain competitive in 2006, but there will likely be price firming in certain lines of business and regions of the country that have hurricane exposures. Rate competition in the Midwestern states, where the Company does most of its business, is expected to intensify somewhat in 2006 as insurance companies attempt to reduce their coastal exposures and replace that business with non-coastal exposures.

Investment income increased 36.1 percent to $10,991,000 for the fourth quarter and 36.1 percent to $40,696,000 for the year ended December 31, 2005 from $8,078,000 and $29,900,000 for the same periods in 2004. These increases are primarily attributed to additional interest income earned on $107,801,000 of cash received from Employers Mutual Casualty Company in the first quarter of 2005 in connection with the change in the pooling arrangement.

The Company experienced $6,460,000 ($0.31 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2005 compared to adverse development of $15,419,000 ($0.76 per share after tax) in the fourth quarter of 2004. For the year ended December 31, 2005, the Company had favorable development on prior years’ reserves of $15,408,000 ($0.74 per share after tax) compared to adverse development of $20,138,000 ($1.10 per share after tax) for the same period in 2004. The large amount of adverse development experienced in the fourth quarter of 2004 was caused by a significant, but unanticipated, increase in case reserves in the property and casualty insurance segment that was precipitated by a heightened emphasis on case reserve adequacy.

“Carried loss and settlement expense reserves are toward the high end of the range of actuarial indications at December 31, 2005, very similar to our position at year-end 2004,” stated President and CEO Bruce G. Kelley. “The favorable development on prior years’ reserves during 2005 provides confirming evidence of our strong reserve position, and all of our analysis supports the conclusion that newly reported claims continue to be reserved at high levels of adequacy.”

Catastrophe and storm losses, primarily associated with Hurricane Wilma, amounted to $1,374,000 ($0.07 per share after tax) in the fourth quarter of 2005 compared to a benefit of $511,000 ($0.03 per share after tax) in the fourth quarter of 2004. For the year ended December 31, 2005, catastrophe and storm losses totaled $24,382,000 ($1.16 per share after tax) compared to $18,492,000 ($1.01 per share after tax) for the same period in 2004. Total losses attributable to Hurricanes Katrina, Rita, and Wilma, including the effect of reinsurance reinstatement premiums and related commissions, amounted to $10,616,000 ($0.51 per share after tax).

The Company’s GAAP combined ratio was 84.7 percent in the fourth quarter of 2005 compared to 110.8 percent in the fourth quarter of 2004. For the year ended December 31, 2005, the GAAP combined ratio was 95.7 percent compared to 104.9 percent for the same period in 2004.

At December 31, 2005, consolidated assets totaled $1.1 billion, including $949.8 million in the investment portfolio; stockholders’ equity was $261.9 million; and net book value of the Company’s stock was $19.20 per share, an increase of 14.0 percent from $16.84 per share at December 31, 2004.

On January 26, 2006, management announced that it expects 2006 operating income to be within a range of $2.25 per share and $2.50 per share. This estimate is based on the anticipation of continued competition for good business in the property and casualty insurance segment and a decline in earnings from our reinsurance segment due to the previously announced changes to the quota share agreement and our reduced participation in the Mutual Reinsurance Bureau (MRB) pool. Management reaffirms this estimate.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 23, 2006 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly and year end 2005 results as well as its expectations for 2006. Dial-in information for the call is toll-free 1-866-825-3354; passcode 53968912. The event will be archived and available for digital replay through March 2, 2006. The replay access information is toll-free 1-888-286-8010; passcode 92317275.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcinsurance.com or at www.thomsonone.com. The webcast will be archived and available for replay until February 22, 2007. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When the Company uses the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, it intends to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENT OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 80,458,573	$ 26,255,605	$ -	$ 106,714,178
Investment income, net	8,146,294	2,816,648	27,836	10,990,778
Other income	263,154	-	-	263,154
	88,868,021	29,072,253	27,836	117,968,110
Losses and expenses:
Losses and settlement expenses	37,952,070	13,997,001	-	51,949,071
Dividends to policyholders	2,783,798	-	-	2,783,798
Amortization of deferred policy	19,061,611	5,581,998	-	24,643,609
acquisition costs
Other underwriting expenses	9,567,112	1,461,949	-	11,029,061
Interest expense	193,125	84,975	-	278,100
Other expenses	211,179	-	196,900	408,079
	69,768,895	21,125,923	196,900	91,091,718
Operating income (loss)
before income taxes	19,099,126	7,946,330	(169,064)	26,876,392
Realized investment gains (losses)	1,005,949	87,213	(5,625)	1,087,537
Income (loss) before
income taxes	20,105,075	8,033,543	(174,689)	27,963,929
Income tax expense (benefit):
Current	7,089,272	1,885,103	(61,142)	8,913,233
Deferred	(544,493)	578,119	-	33,626
	6,544,779	2,463,222	(61,142)	8,946,859
Net income (loss)	$ 13,560,296	$ 5,570,321	$ (113,547)	$ 19,017,070

Average shares outstanding				13,627,946
Per Share Data:
Net income (loss) per share
- basic and diluted	$ 1.00	$ 0.41	$ (0.01)	$ 1.40
Decrease in provision for
insured events of prior
years (after tax)	$ 0.28	$ 0.03	$ -	$ 0.31
Catastrophe and storm
losses (after tax)	$ -	$ (0.07)	$ -	$ (0.07)
Dividends per share				$ 0.16
Other Information of Interest:
Written Premium	$ 64,664,586	$ 25,688,180	$ -	$ 90,352,766
Decrease in provision for
insured events of prior years	$ (5,932,452)	$ (527,061)	$ -	$ (6,459,513)
Catastrophe and storm losses	$ (155,333)	$ 1,528,936	$ -	$ 1,373,603
GAAP Combined Ratio:
Loss ratio	47.2%	53.3%	-	48.7%
Expense ratio	39.0%	26.8%	-	36.0%
	86.2%	80.1%	-	84.7%

	Property and
	Casualty		Parent
Quarter Ended December 31, 2004	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 63,125,910	$ 27,321,991	$ -	$ 90,447,901
Investment income, net	5,394,344	2,576,052	107,115	8,077,511
Other income	122,914	-	-	122,914
	68,643,168	29,898,043	107,115	98,648,326
Losses and expenses:
Losses and settlement expenses	59,663,037	9,842,983	-	69,506,020
Dividends to policyholders	1,487,442	-	-	1,487,442
Amortization of deferred policy
acquisition costs	15,374,347	5,453,488	-	20,827,835
Other underwriting expenses	5,310,060	3,091,314	-	8,401,374
Interest expense	193,125	84,975	-	278,100
Other expenses	(84,639)	-	191,847	107,208
	81,943,372	18,472,760	191,847	100,607,979
Operating income (loss)
before income taxes	(13,300,204)	11,425,283	(84,732)	(1,959,653)
Realized investment gains (losses)	(256,662)	6,223	-	(250,439)
Income (loss) before
income taxes	(13,556,866)	11,431,506	(84,732)	(2,210,092)
Income tax expense (benefit):
Current	(3,238,074)	3,287,635	(17,885)	31,676
Deferred	(2,202,494)	460,445	(10,911)	(1,752,960)
	(5,440,568)	3,748,080	(28,796)	(1,721,284)
Net income (loss)	$ (8,116,298)	$ 7,683,426	$ (55,936)	$ (488,808)

Average shares outstanding				13,152,209
Per Share Data:
Net income (loss) per share
- basic and diluted	$ (0.62)	$ 0.58	$ -	$ (0.04)
Increase in provision for
insured events of prior
years (after tax)	$ (0.69)	$ (0.07)	$ -	$ (0.76)
Catastrophe and storm
losses (after tax)	$ (0.03)	$ 0.06	$ -	$ 0.03
Dividends per share				$ 0.15
Other Information of Interest:
Written Premium	$ 50,890,370	$ 27,323,673	$ -	$ 78,214,043
Increase in provision for
insured events of prior years	$ 14,032,146	$ 1,386,879	$ -	$ 15,419,025
Catastrophe and storm losses	$ 647,749	$ (1,158,313)	$ -	$ (510,564)
GAAP Combined Ratio:
Loss ratio	94.5%	36.0%	-	76.8%
Expense ratio	35.1%	31.3%	-	34.0%
	129.6%	67.3%	-	110.8%

	Property and
	Casualty		Parent
Year Ended December 31, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 321,164,542	$ 94,460,204	$ -	$ 415,624,746
Investment income, net	29,694,641	10,783,434	218,168	40,696,243
Other income	656,846	-	-	656,846
	351,516,029	105,243,638	218,168	456,977,835
Losses and expenses:
Losses and settlement expenses	197,900,156	60,026,337	-	257,926,493
Dividends to policyholders	7,540,547	-	-	7,540,547
Amortization of deferred policy
acquisition costs	72,765,822	19,635,071	-	92,400,893
Other underwriting expenses	33,773,900	6,285,514	-	40,059,414
Interest expense	772,500	339,900	-	1,112,400
Other expenses	821,511	-	840,920	1,662,431
	313,574,436	86,286,822	840,920	400,702,178
Operating income (loss)
before income taxes	37,941,593	18,956,816	(622,752)	56,275,657
Realized investment gains (losses)	3,803,585	36,205	(5,625)	3,834,165
Income (loss) before
income taxes	41,745,178	18,993,021	(628,377)	60,109,822
Income tax expense (benefit):
Current	15,227,185	4,794,776	(239,779)	19,782,182
Deferred	(3,073,446)	373,055	18,986	(2,681,405)
	12,153,739	5,167,831	(220,793)	17,100,777
Net income (loss)	$ 29,591,439	$ 13,825,190	$ (407,584)	$ 43,009,045

Average shares outstanding				13,606,203
Per Share Data:
Net income (loss) per share
- basic and diluted	$ 2.17	$ 1.02	$ (0.03)	$ 3.16
Decrease in provision
for insured events of prior
years (after tax)	$ 0.71	$ 0.03	$ -	$ 0.74
Catastrophe and storm
losses (after tax)	$ (0.90)	$ (0.26)	$ -	$ (1.16)
Dividends per share				$ 0.61
Book value per share				$ 19.20
Effective tax rate				28.4%
Net income as a percent of beg.
SH equity				18.8%
Other Information of Interest:
Written Premium	$ 350,645,907	$ 92,588,093	$ -	$ 443,234,000
Decrease in provision for
insured events of prior years	$ (14,808,375)	$ (599,528)	$ -	$ (15,407,903)
Catastrophe and storm losses	$ 18,967,149	$ 5,414,659	$ -	$ 24,381,808
GAAP Combined Ratio:
Loss ratio	61.6%	63.5%	-	62.1%
Expense ratio	35.5%	27.5%	-	33.6%
	97.1%	91.0%	-	95.7%

	Property and
	Casualty		Parent
Year Ended December 31, 2004	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 250,034,561	$ 95,443,900	$ -	$ 345,478,461
Investment income, net	20,236,342	9,498,925	164,936	29,900,203
Other income	600,732	-	-	600,732
	270,871,635	104,942,825	164,936	375,979,396
Losses and expenses:
Losses and settlement expenses	196,460,047	53,346,163	-	249,806,210
Dividends to policyholders	4,478,169	-	-	4,478,169
Amortization of deferred policy
acquisition costs	55,746,217	19,698,620	-	75,444,837
Other underwriting expenses	25,612,121	7,171,565	-	32,783,686
Interest expense	772,500	339,900	-	1,112,400
Other expenses	495,783	-	666,628	1,162,411
	283,564,837	80,556,248	666,628	364,787,713
Operating income (loss)
before income taxes	(12,693,202)	24,386,577	(501,692)	11,191,683
Realized investment gains	3,270,862	1,108,452	-	4,379,314
Income (loss) before
income taxes	(9,422,340)	25,495,029	(501,692)	15,570,997
Income tax expense (benefit):
Current	(2,797,911)	7,748,202	(366,786)	4,583,505
Deferred	(2,508,701)	120,315	191,195	(2,197,191)
	(5,306,612)	7,868,517	(175,591)	2,386,314
Net income (loss)	$ (4,115,728)	$ 17,626,512	$ (326,101)	$ 13,184,683

Average shares outstanding				11,948,710
Per Share Data:
Net income (loss) per share
- basic and diluted	$ (0.35)	$ 1.48	$ (0.03)	$ 1.10
(Increase) decrease in provision
for insured events of prior
years (after tax)	$ (1.29)	$ 0.19	$ -	$ (1.10)
Catastrophe and storm
losses (after tax)	$ (0.74)	$ (0.27)	$ -	$ (1.01)
Dividends per share				$ 0.60
Book value per share				$ 16.84
Effective tax rate				15.3%
Net income as a percent of beg.
SH equity				7.3%
Other Information of Interest:
Written Premium	$ 254,266,763	$ 97,637,066	$ -	$ 351,903,829
Increase (decrease) in provision
for insured events of prior years	$ 23,738,375	$ (3,599,941)	$ -	$ 20,138,434
Catastrophe and storm losses	$ 13,480,858	$ 5,010,673	$ -	$ 18,491,531
GAAP Combined Ratio:
Loss ratio	78.6%	55.9%	-	72.3%
Expense ratio	34.3%	28.1%	-	32.6%
	112.9%	84.0%	-	104.9%

NET WRITTEN PREMIUMS

	Three Months Ended		Twelve Months Ended
	December 31, 2005		December 31, 2005
		Percent of		Percent of
		Increase		Increase
	Percent of	/(Decrease)	Percent of	/(Decrease)
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums *	Premiums *
Property and Casualty
Insurance
Commercial Lines:
Automobile	15.8%	(0.6)%	17.4%	(2.0)%
Liability	14.6%	6.0%	16.3%	4.0%
Property	13.4%	0.5%	14.8%	2.4%
Workers' Compensation	12.6%	(5.0)%	14.7%	(3.9)%
Other	2.2%	31.0%	1.9%	24.7%
Total	58.6%	1.1%	65.1%	0.6%

Personal Lines:
Automobile	7.1%	(16.4)%	6.9%	(13.2)%
Property	5.7%	(6.0)%	5.5%	(4.8)%
Liability	0.2%	6.3%	0.1%	3.9%
Total	13.0%	(12.0)%	12.5%	(9.5)%

Reinsurance	28.4%	(6.0)%	22.4%	(5.2)%
Total	100.0%		100.0%

*Excludes January 1, 2005 portfolio adjustment of $29,630,612 related to the change in the Company’s aggregate participation in the pooling arrangement.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $18,287,704 and $16,908,726)	$ 17,927,478	$ 15,895,607
Securities available-for-sale, at fair value
(amortized cost $740,845,145 and $541,401,950)	753,399,943	565,000,931
Fixed maturity securities on loan:
Securities held-to-maturity, at amortized cost
(fair value $1,891,504 and $13,684,880)	1,866,928	13,310,264
Securities available-for-sale, at fair value
(amortized cost $41,922,225 and $54,389,046)	41,656,150	54,653,472
Equity securities available-for-sale, at fair value
(cost $66,115,755 and $59,589,434)	93,343,172	78,692,893
Other long-term investments, at cost	4,269,566	5,550,093
Short-term investments, at cost	37,345,456	46,238,853
Total investments	949,808,693	779,342,113

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	46,372,087	26,316,358
Prepaid reinsurance premiums	4,846,084	3,682,676
Deferred policy acquisition costs	34,106,217	27,940,583
Defined benefit retirement plan, prepaid asset	5,633,370	2,684,463
Other assets	2,281,025	1,877,564
Cash	333,048	61,088
Accrued investment income	10,933,046	8,726,292
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	211,595	216,836
Income taxes recoverable	-	3,399,485
Deferred income taxes	13,509,369	9,504,193
Goodwill, at cost less accumulated amortization
of $2,616,234 and $2,616,234	941,586	941,586
Securities lending collateral	44,705,501	70,122,695
Total assets	$ 1,113,681,621	$ 934,815,932

	December 31,	December 31,
	2005	2004
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 544,051,061	$ 429,677,302
Unearned premiums	160,693,288	131,589,365
Other policyholders' funds	5,359,116	2,825,809
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	19,899,329	6,058,848
Employee retirement plans	13,681,388	9,764,406
Other liabilities	21,764,259	20,304,475

Income taxes payable	5,644,516	-
Securities lending obligation	44,705,501	70,122,695
Total liabilities	851,798,458	706,342,900

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,642,705
shares in 2005 and 13,568,945 shares in 2004	13,642,705	13,568,945
Additional paid-in capital	104,800,407	103,467,293
Accumulated other comprehensive income	25,470,039	27,928,463
Retained earnings	117,970,012	83,508,331
Total stockholders' equity	261,883,163	228,473,032
Total liabilities and stockholders' equity	$ 1,113,681,621	$ 934,815,932

The Company had total cash and invested assets with a carrying value of $950.1 million and $779.4 million as of December 31, 2005 and December 31, 2004, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2005
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturities held-to-maturity	$ 19,794	$ 20,179	2.1%	$ 19,794
Fixed maturities available-for-sale	782,767	795,056	83.6%	795,056
Equity securities available-for-sale	66,116	93,343	9.8%	93,343
Cash	333	333	-	333
Short-term investments	37,346	37,346	4.0%	37,346
Other long-term investments	4,270	4,270	0.5%	4,270
	$ 910,626	$ 950,527	100.0%	$ 950,142

	December 31, 2004
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturities held-to-maturity	$ 29,206	$ 30,594	3.9%	$ 29,206
Fixed maturities available-for-sale	595,791	619,654	79.4%	619,654
Equity securities available-for-sale	59,589	78,693	10.1%	78,693
Cash	61	61	-	61
Short-term investments	46,239	46,239	5.9%	46,239
Other long-term investments	5,550	5,550	0.7%	5,550
	$ 736,436	$ 780,791	100.0%	$ 779,403

The amortized cost and estimated fair values of fixed maturity and equity securities at December 31, 2005 were as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and
obligations of U.S. government
corporations and agencies	$ 19,011	$ 328	$ -	$ 19,339
Mortgage-backed securities	783	57	-	840
Total securities
held-to-maturity	$ 19,794	$ 385	$ -	$ 20,179

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and
obligations of U.S. government
corporations and agencies	$ 387,278	$ 298	$ 4,221	$ 383,355
Obligations of states and
political subdivisions	250,975	10,383	42	261,316
Mortgage-backed securities	9,861	357	6	10,212
Public utilities	6,004	483	-	6,487
Debt securities issued by
foreign governments	7,044	98	16	7,126
Corporate securities	121,605	6,084	1,129	126,560
Total fixed maturity securities	782,767	17,703	5,414	795,056

Common stocks	62,616	27,759	595	89,780
Non-redeemable preferred stocks	3,500	63	-	3,563
Total equity securities	66,116	27,822	595	93,343
Total securities
available-for-sale	$ 848,883	$ 45,525	$ 6,009	$ 888,399